EXHIBIT 6.2

                           ASSIGNMENT OF PATENT,

                         "NUCLEIC ACID CONSTRUCTS

                    AND USES THEREOF FOR DIRECT NUCLEIC

                      ACID INCORPORATION INTO CELLS."



                                 ASSIGNMENT
                                 ----------

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt, sufficiency and adequacy of which are hereby acknowledged, the undersigned, do hereby:

     SELL, ASSIGN AND TRANSFER, to Gene-Cell (the "Assignee"), having a place of business at 1010 Hercules, Houston, TX 77058, the entire right, title and interest for the United States and all foreign countries in and to any and all improvements which are disclosed in the application for International publication No. WO 98/28417 which has been filed on December 20, 1996 and is entitled NUCLEIC ACID CONSTRUCTS AND USES THEREOF FOR DIRECT NUCLEIC ACID INCORPORATION INTO CELLS, such application and all divisional, continuing, substitute, renewal, reissue and all other applications for patent which have been or shall be filed in the United States and all foreign countries on any of such improvements; all original and reissued patents which have been or shall be issued in the United States and all foreign countries on such improvements; and specifically including the right to file foreign applications under the provisions of any convention or treaty and claim priority based on such application in the United States;

     AUTHORIZE AND REQUEST the issuing authority to issue any and all United States and foreign patents granted on such improvements to the Assignee;

     WARRANT AND COVENANT that no assignment grant, mortgage, license or other agreement affecting the rights and property herein conveyed has been or will be made to others by the undersigned, and that the full right to convey the same as herein expressed is possessed by the undersigned;

     COVENANT, when requested and at the expense of the Assignee, to carry out in good faith the intent and purpose of this assignment, the undersigned will execute all divisional, continuing, substitute, renewal, reissue, and all other patent applications on any and all such improvements; execute all rightful oaths, declarations, assignments, powers of attorney and other papers; communicate to the Assignee all facts known to the undersigned relating to such improvements and the history thereof; and generally do everything possible which the Assignee shall consider desirable for vesting title to such improvements in the Assignee, and for securing, maintaining and enforcing proper patent protection for such improvements;

     TO BE BINDING on the heirs, assigns, representatives and successor of the undersigned and extend to the successors, assigns, and nominees of the Assignee.










(Signature)    By: /s/ Brian R. Davis                  Date:    7/22/99
          ---------------------------------
                 Name: Brian R. Davis


                         STATE OF TEXAS           )
                                                  ) ss.
                         COUNTY OF  GALVESTON     )

     BEFORE Me, the undersigned authority, on this 22ND day of July, 1999, personally appeared BRIAN R. DAVIS known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same of his own free will for the purposes and consideration therein expressed.

                                             By: /s/ Margaret Taylor
                                             ----------------------------
                                             Notary or Consular Officer


(Signature)    By: /s/ Aquig Yao                  Date: 7/22/99
               -----------------
          Name: Aquig Yao

                         STATE OF TEXAS           )
                                                  ) ss.
                         COUNTY OF  GALVESTON     )

     BEFORE Me, the undersigned authority, on this 22ND day of July, 1999, personally appeared BRIAN R. DAVIS known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same of his own free will for the purposes and consideration therein expressed.

                                                  By: /s/ Margaret Taylor
                                                  ------------------------
                                                  Notary or Consular Officer